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                                                                     Exhibit 3.2

                                              As Amended and Restated 12/14/98


                       DISPATCH MANAGEMENT SERVICES CORP.


                                     * * *


                              AMENDED AND RESTATED

                                     BYLAWS


                                     * * *


                                   ARTICLE I

                                    OFFICES

     Section 1.01. Registered Office. The registered office of Dispatch Management Services Corp. (hereinafter referred to as the "Corporation") shall be in the city of Wilmington, County of New Castle, State of Delaware.

     Section 1.02. Additional Offices. The Corporation may also have offices at such other places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. Time and Place. All meetings of stockholders shall be held at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

     Section 2.02. Annual Meeting. Annual meetings of stockholders shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

     Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time of such annual meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

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                                              As Amended and Restated 12/14/98


     Section 2.04. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The person calling such meeting shall cause notice of the meeting to be given in accordance with the provisions of Section 2.05 of this Article II and of
Article V.

     Section 2.05. Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time of such special meeting and the purpose or purposes for which the meeting is called, shall be delivered either personally or mailed to each stockholder at his last address as shown on the stock ledger of the Corporation not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

     Section 2.06. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. Such place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.

     Section 2.07. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if the Chairman is not present (or if there is none), by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by a Vice Chief Executive Officer, or, if a Vice Chief Executive Officer is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a Chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.



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                                                As Amended and Restated 12/14/98


     Section 2.08. Quorum and Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at stockholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, or even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting present in person or represented by proxy may adjourn the meeting from time to time; provided however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class or series upon any matter at such meeting, any adjournment of the meeting in respect of action of such class or series upon such matter shall be determined by the holders of a majority of the shares of such class or series present in person or represented by proxy and entitled to vote at such meeting, until a quorum shall be present or represented. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy of any class or series of stock entitled to vote separately as a class or series, as the case may be, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

     Section 2.09.  Voting

          (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of capital stock registered in his name on the books of the Corporation.

          (b) At a meeting at which a quorum is present, all elections of Directors shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and entitled to vote on such other matters.

     Section 2.10. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions


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                                                As Amended and Restated 12/14/98


touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, who shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

     Section 2.11. Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent (or counterparts thereof), setting forth the action so taken, shall be signed by all of the holders of all of the outstanding shares entitled to vote on such action. Such unanimous written consent (or counterparts thereof) shall be filed with the minutes of meetings of stockholders.


                                  ARTICLE III

                                   DIRECTORS

     Section 3.01.  Number of Tenure.   There shall be such number of Directors,
no fewer than one (1), as shall from time to time be fixed by the Board of Directors at the annual meeting or at any special meeting called for such purpose. The Directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     Section 3.02.  Vacancies.   Any vacancy on the Board of Directors resulting
from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies

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                                              As Amended and Restated 12/14/98

resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to this Section 3.02 applicable hereto, and each director as elected shall not be subject to the provisions of this Section 3.02 unless otherwise provided herein.

     Section 3.03. Resignation. Any director may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation, or, in the absence of all of the foregoing, by notice to any other Director or officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the designated Director or officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 3.04. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

     Section 3.05. Nomination of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at the annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made or approved by the Board of Directors. In addition, nomination for election of any person to the Board of Directors may be made by a shareholder if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at the principal office of the Corporation at least 45 days prior to the anniversary of the mailing date of the Corporation's proxy statement for the previous annual meeting. Notwithstanding the foregoing, any shareholder who wishes the Board of Directors or a duly authorized committee of the Board of Directors to consider nominating for election to the Board of Directors a person recommended by a shareholder must deliver such notice to, or mail it so that it is received by, the Secretary of the Corporation not less than 90 nor more than 150 days prior to the meeting. Any notice provided pursuant to this Section shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or

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                                                As Amended and Restated 12/14/98

understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. Nothing in this Section shall require the Board of Directors to nominate or approve, as one of its nominees, any person recommended to be so nominated by a shareholder or to give the shareholders notice of any proposed nomination by a shareholder. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3.06. Annual Meeting. Unless otherwise agreed by the newly elected Directors, the annual meeting of each elected Board of Directors shall be held immediately following

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                                                As Amended and Restated 12/14/98


the annual meeting of stockholders, and no notice of such meeting to either incumbent or newly elected Directors shall be necessary.

     Section 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors. A copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.


     Section 3.08. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on at least (1) day actual notice to each Director, if such Special Meeting is to be conducted by means of conference telephone or similar communications equipment in accordance with Section 3.11, or otherwise, upon two (2) days' actual notice if such notice is delivered personally or sent by telegram, facsimile or telecopy. Special Meetings shall be called by the Chairman of the Board or the Chief Executive Officer in like manner and on like notice on the written request of one-half or more of the Directors then in office. The purpose of a Special Meeting of the Board of Directors need not be stated in the notice of such meeting. Any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

     Section 3.09. Quorum and Adjournments. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, one-half of the total number of Directors shall constitute a quorum for the transaction of business; provided, however, that when the Board of Directors consists of one (1) Director, then one (1) Director shall constitute a quorum. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.10. Presiding Officer. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or if the Chairman is not present (or if there is none), by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by such person as the Board of Directors may appoint for the purpose of presiding at the meeting from which the Chief Executive Officer is absent.

     Section 3.11. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of


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                                              As Amended and Restated 12/14/98

the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as the unanimous vote of the Board of Directors.

     Section 3.12. Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.13. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for Directors for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by Directors in connection with their duties.

                                   ARTICLE IV

                                   COMMITTEES

     Section 4.01. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one
(1) or more committees, each committee to consist of one (1) or more Directors of the Corporation. The Board of Directors may designate one (1) or more persons who are not Directors as additional members of any committee, but such persons shall be nonvoting members of such committee. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, elect or remove officers or Directors, or amend these Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have

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                                              As Amended and Restated 12/14/98


the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 4.02. Minutes of Committee Meetings. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep minutes of action taken by it and file the same with the Secretary of the Corporation.

     Section 4.03. Quorum. A majority of the number of Directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such Directors present at the meeting shall be required for any action of the committee; provided, however, that when a committee of one (1) member is authorized under the provisions of Section 4.01 of this Article, such one (1) member shall constitute a quorum.

     Section 4.04. Vacancies, Changes and Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee.

     Section 4.05. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.


                                   ARTICLE V

                                    NOTICES

     Section 5.01. Form and Delivery.

          (a) Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such stockholder, at his address as it appears on the stock ledger of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

          (b) Whenever, under the provisions of law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any Director, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such Director at the usual place of residence



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                                              As Amended and Restated 12/14/98


or business of such Director as in the discretion of the person giving such notice will be likely to be received most expeditiously by such Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

     Section 5.02. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time for the meeting stated in such notice, shall be deemed equivalent to such notice.


                                   ARTICLE VI

                                    OFFICERS


     Section 6.01. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and a Secretary. The Board of Directors may also choose a Chairman of the Board, one
(1) or more Vice Presidents or similar officers, a Chief Financial Officer or Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. Any officer of the Corporation shall have the authority to affix the seal of the Corporation and to attest the affixing of the seal by his signature. All officers and agents of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

     Section 6.02. Term of Office and Removal. The Board of Directors at its annual meeting after each annual meeting of stockholders or at a special meeting called for that purpose shall choose officers and agents, if any, in accordance with the provisions of Section 6.01. Each officer of the Corporation shall hold office until his successor is elected and shall qualify. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 6.03. Compensation. The salaries of all officers and agents, if any, of the Corporation shall be fixed from time to time by the Board of Directors, and no officer or agent shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     Section 6.04. Chairman of the Board. The duties of the Chairman of the Board shall be the following:



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                                              As Amended and Restated 12/14/98

          (i) Subject to the direction of the Board of Directors, to have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents and, in general, to perform all duties incident to the office of Chairman of the Board and to see that all orders and resolutions of the Board of Directors are carried into effect.

          (ii) Unless otherwise prescribed by the Board of Directors, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the Chairman of the Board shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

          (iii) To preside over meetings of the stockholders and of the Board of Directors, to call special meetings of stockholders, to be an ex-officio member of all committees of the Board of Directors, and to have such other duties as may from time to time be prescribed by the Board of Directors.

     Section 6.05. Chief Executive Officer. The duties of the Chief Executive Officer shall be the following:

          (i) Subject to the direction of the Board of Directors or Chairman, to have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents and, in general, to perform all duties incident to the office of Chief Executive Officer and to see that all orders and resolutions of the Board of Directors are carried into effect.

          (ii) Unless otherwise prescribed by the Board of Directors or Chairman, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. Subject to the direction of the Board of Directors or the Chairman, at such meeting the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

          (iii) To preside over meetings of the stockholders, to call special meetings of stockholders, and to have such other duties as may from time to time be prescribed by the Board of Directors.


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                                                As Amended and Restated 12/14/98

     Section 6.06. The Vice President. The Vice President or similar officer, if any (or in the event there be more than one (1), the Vice President or similar officer in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Chief Executive Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief Executive Officer and shall generally assist the Chief Executive Officer and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.07. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall act. The Secretary shall have custody of the seal of the Corporation, and or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.

     Section 6.08. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.09. The Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Chief Financial Officer or Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at regular meetings of the board, or whenever they may require it, an account of all his transactions as Chief Financial Officer or Treasurer and of the financial condition of the Corporation.

     Section 6.10. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of

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                                                As Amended and Restated 12/14/98

the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.11. Transfer of Authority. In case of the absence of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

     Section 6.12. Giving of Bond by Officers. All officers of the Corporation if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

                                  ARTICLE VII

                               STOCK CERTIFICATES

     Section 7.01. Form and Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board, the Chief Executive Officer or a Vice President and the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such seal and any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 7.02. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

     Section 7.03. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable, legal or other claim to or interest in such share or shares on the part of any other

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                                             As Amended and Restated 12/14/98

person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 7.04. Issuance of Certificates. No certificate shall be issued for any share until (i) consideration for such share in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof in an amount not less than the par value or stated capital of such share has been received by the Corporation and (ii) the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.

     Section 7.05. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and to give the Corporation a bond in such sum, or other security in such form as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 7.06. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.01. Directors or Officers.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to

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
                                                As Amended and Restated 12/14/98

believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or a proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard or conduct set forth in subsections (a) and (b) of this
Article VIII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

     (e) Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or

                                       15
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                                                As Amended and Restated 12/14/98

officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

          (f) The indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.



                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.01. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

     Section 9.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The seal or any facsimile thereof may be, but need not be, unless required by law, impressed or affixed to any instrument executed by an officer of the Corporation.

                                   ARTICLE X

                                   AMENDMENTS

     Section 10.01. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, to the extent that such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting

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
                                            As Amended and Restated 12/14/98


of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such proposed alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.



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